GABELLI EQUITY SERIES FUNDS, INC.
EXHIBIT TO SUB-ITEM 77Q1

                 ARTICLES OF AMENDMENT
                          OF
            GABELLI EQUITY SERIES FUNDS, INC.


Gabelli Equity Series Funds, Inc., a Maryland corporation, having its principal office at One Corporate Center, Rye, New York 10580 (the "Corporation"), certifies as follows:

FIRST: The Articles of Incorporation of the Corporation (the "Articles of Incorporation") are hereby amended by deleting Article V thereof and inserting in its place the following:

ARTICLE V

	CAPITAL STOCK

(1) The total number of shares of stock of all classes which the Corporation shall have authority to issue is One Billion (1,000,000,000) all of which stock shall have a par value of one-tenth of one cent ($.001) per share.
The aggregate par value of all authorized shares of stock of the Corporation is One Million Dollars ($1,000,000).


(2) (a) The Board of Directors of the Corporation is authorized to classify or to reclassify (and to designate one or more classes of capital stock and one or more sub-series of a class or classes of capital stock) from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of the stock and, pursuant to such classification or reclassifica-tion, to increase or decrease the number of authorized shares of any class or sub-series thereof, but the number of shares of any class or sub-series shall not be reduced by the Board of Directors below the number of shares thereof then outstanding. Without limiting the generality of the foregoing, the Board of Directors may designate from time to time any unissued shares of stock of the Corporation as a class representing interests in the same portfolio of assets or one or more sub-series of a class which shall represent interests in the same portfolio of assets attributable to such class. The Board of Directors may also establish in Articles Supplementary creating a class and/or a sub-series of a class different conversion, redemption and other rights for a class or among or with respect to different sub-series of a class (including sub-series of the classes classified, designated and authorized herein) and may establish such other powers, preferences, restrictions, limitations, qualifications and terms and conditions for any class or sub-series of a class (including sub-series of the classes classified, designated and authorized herein) as shall not be inconsistent with the requirements of the 1940 Act or any rule thereunder respecting multiple classes or sub-series of stock of a corporation registered as an open-end investment management company under the 1940 Act or any order of the Securities and Exchange Commission applicable to the Corporation.

(b) Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation, and with respect to each class or sub-series that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class and among sub-series of a class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

(c) Without limiting the generality of the foregoing, the Board of Directors may designate, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, as a class or classes of preferred or special stock that is excluded from the definition of "senior security" set forth in section 18(g) of the 1940 Act (or in any successor statute) or as one or more sub-series of any such class.

(3) Until such time as the Board of Directors shall provide otherwise pursuant to the authority granted in section (2) of this Article V, 500,000,000 shares of the authorized shares of the Corporation are designated and classified as The Gabelli Small Cap Growth Fund Stock ("Small Cap Stock") and 500,000,000 shares of the authorized shares of the Corporation are designated and classified as The Gabelli Equity Income Fund Stock ("Equity Income Stock"). Until such time as the Board of Directors may provide otherwise in Articles Supplementary creating a new class or sub-series of capital stock of the Corporation (including new sub-series of the Small Cap Stock and the Equity Income Stock) all classes of the Corporation's capital stock and any sub-series thereof and the respective holders thereof shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of and rights to require redemption and shall be subject to the following provisions.

(a) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of each class (and, if sub-series of a class have been issued, each such sub-series) of the Corporation's stock shall be determined separately and, accordingly, the net asset value, the distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders, of shares of the Corporation's stock may vary from class to class and sub-series to sub-series.

(b) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be (collectively referred to as "assets belonging to" that class), shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. For purposes of the preceding sentence, the assets of any corporation or business trust merged with and into the Corporation pursuant to a merger in which the Corporation is the surviving corporation shall be deemed to be assets belonging to that class of the Corporation's stock the shares of that class or sub-series thereof are issued by the Corporation pursuant to the merger. Except to the extent shares of a sub-series of a class are to be charged with certain liabilities and expenses in a manner different from other sub-series of that class, each share of a class shall have equal rights with each other share of that class with respect to the assets of the Corporation belonging to that class.

(c) For purposes of determining the net asset value per share of stock of a class or sub-series, the assets belonging to each class of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class (and in the case of a sub-series of that class, liabilities allocable to such sub-series) and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock (determined without regard to such liabilities) as determined by or in accordance with procedures adopted by the Board of Directors from time to time. In cases where a class of capital stock has more than one sub-series, for purposes of determining the net asset value per share of each sub-series, each sub-series of the class shall be further charged with liabilities that are allocable to such sub-series (including, without limitation, liabilities relating to distribution charges or service charges payable pursuant to a plan of distribution or multi-class plan adopted by or applicable to such sub-series in accordance with the 1940 Act or any rule or order of the Securities and Exchange Commission thereunder) as determined by and in accordance with procedures adopted by the Board of Directors from time to time. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes or sub-series of any such class. The liabilities of any corporation or business trust merged with and into the Corporation pursuant to a merger in which the Corporation is the surviving corporation shall be charged to that class (and, if applicable, sub-series) of the Corporation's stock the shares of which are issued by the Corporation pursuant to the merger.

(d) Each holder of stock of the Corporation, upon request to the Corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificates have been issued to represent such shares) shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland and the federal securities laws but subject to any right of the Corporation to postpone or suspend such right of redemption pursuant to the federal securities laws, all or any part of the shares of stock standing in the name of such holder on the books of the Corporation at a price per share equal to the net asset value per share.

(e) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the holders of stock of the Corporation to redeem shares of stock and may postpone the right of such holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities or other assets of the Corporation as the Corporation shall select.

(f) The right of any holder of stock of the Corporation redeemed by the Corporation as provided in subsection (d) of this section (3) to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the purchase or redemption price of such shares is determined, except the right of such holder to receive (i) the redemption price of such shares from the Corporation or its designated agent and (ii) any dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution.

(g) The Corporation shall have the power to redeem shares of any class or sub-series at a redemption price determined in accordance with subsection
(d) of this section (3) if at any time the total investment in such account does not have a net asset value of at least $2,500. In the event the Corporation determines to exercise its power to redeem shares provided in this subsection (g), the holder shall be notified that the value of his account is less than the applicable minimum amount and shall be allowed
30 days to make an appropriate investment before such mandatory redemption is processed.

(h) The Corporation shall be entitled to purchase shares of its stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, at a price not exceeding the net asset value per share.

(i) The net asset value of each share of each class or sub-series of such class of the Corporation's stock issued and sold or redeemed or purchased at net asset value shall be the current net asset value per share of the shares of that class or sub-series as determined by or in accordance with procedures adopted by the Board of Directors from time to time which comply with the 1940 Act with such current net asset value to be based on the assets belonging to each such class less the liabilities charged to each such class and, in the case of any such sub-series, the liabilities charged to such sub-series.

(j) In the absence of any specification as to the purpose for which shares of stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it. Until their classification is changed in accordance with section (2) of this Article V, all shares so redeemed or purchased shall continue to belong to the same class and sub-series to which they belonged at the time of their redemption or purchase.

(k) Shares of each class and sub-series of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class or sub-series, as the case may be; provided, that dividends or distributions shall be paid on shares of a class or a sub-series of such class of stock only out of lawfully available assets belonging to that class. The dividends and distributions per share of a class or sub-series thereof may vary with respect to the shares of each other class or sub-series.

(l) In the event of the liquidation or dissolution of the Corporation, the stockholders of a class or a sub-series of such class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class after allocation and payment or setting aside of assets sufficient to pay all liabilities allocable to that class and the various sub-series thereof. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net assets of the respective classes. The assets so distributable to the stockholders of a class or a sub-series of such class shall be distributed among such stockholders in proportion to the net asset value of the number of shares of that class held by them and recorded on the books of the Corporation.

(m) On each matter submitted to a vote of the stockholders for approval, each holder of a share of stock shall be entitled to one vote for each such share standing in his name on the books of the Corporation irrespective of the class or sub-series thereof, and all shares of all classes or sub-series shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any class or sub-series is required by the 1940 Act (including the rules and regulations thereunder) or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or sub-series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or sub-series, then, subject to (c) below, the shares of all other classes or sub-series shall vote as a single class or sub-series; and (c) as to any matter which does not affect the interest of all classes or sub-series, only the holders of shares of the one or more affected classes or sub-series shall be entitled to vote.


(n) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

(4) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.

SECOND: The total number of shares of stock of all classes which the Corporation had authority to issue immediately before the amendment set forth in Article FIRST hereof was 1,000,000,000 shares of capital stock with a par value of $.001 per share and an aggregate par value of $1,000,000. Such shares of capital stock were designated as follows: 500,000,000 of the authorized shares of stock were designated as Small Cap Stock and 500,000,000 of the authorized shares were designated as Equity Income Stock.

THIRD: The total number of shares of stock of all classes the Corporation has authority to issue, as amended, is 1,000,000,000 shares of stock, with a par value of $.001 per share and an aggregate par value of $1,000,000.
Until such time as the Board of Directors shall provide otherwise pursuant to the authority granted in Section (1) of the amended Article V of the Articles of Incorporation as set forth in Article FIRST hereof, 500,000,000 of the authorized shares of stock shall constitute a separate class designated as Small Cap Stock and 500,000,000 of the authorized shares shall constitute a separate class designated as Equity Income Stock.

FOURTH: A description, as amended, of each class of the Corporation's stock with the preferences, conversion and other rights, voting powers, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics is set forth in Article FIRST hereof.

FIFTH: (a) All of the Corporation's currently issued and outstanding shares of Small Cap Stock are hereby reclassified and designated as shares of "The Gabelli Small Cap Growth Fund Class AAA Stock" (the "Small Cap Class AAA Stock") and shall be deemed to be a sub-series of the shares of the Corporation's class designated as Small Cap Stock, established and designated pursuant to the amendment made to Article V of the Articles of Incorporation as set forth in Article FIRST hereof. All of the Corporation's currently issued and outstanding shares of Equity Income Stock are hereby reclassified as shares of "The Gabelli Equity Income Fund Class AAA Stock" (the "Equity Income Class AAA Stock") and shall be deemed to be a sub-series of the shares of the Corporation's class designated as Equity Income Stock, established and designated pursuant to the amendment made to Article V of the Articles of Incorporation as set forth in Article FIRST hereof.

(b) All of the shares of each of the sub-series of the Corporation's stock established pursuant to sub-paragraph (a) of this Article FIFTH shall, subject to the terms and conditions of the Articles of Incorporation as amended pursuant to the amendment made to ARTICLE V of the Articles of Incorporation as set forth in Article FIRST hereof, represent proportionate interests in the portfolio of investments attributable to their respective class.

SIXTH: This amendment was approved by a majority of the Corporation's Board of Directors and by the affirmative vote of holders of a majority of the outstanding shares of the Corporation's capital stock currently outstanding at a special meeting of the Corporation's stockholders duly convened on December 29, 1999, all in accordance with the Maryland General Corporation Law and the Charter and By-Laws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 28th day of January, 2000 by its Vice President and Treasurer, who acknowledges that these Articles of Amendment are the act of Gabelli Equity Series Funds Inc.
and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained herein are true in all material respects,

ATTEST:				GABELLI EQUITY SERIES FUNDS, INC.


/s/James E. McKee________________     By:     /s/Bruce N. Alpert_________(SEAL)
James E. McKee                        Bruce N. Alpert
Secretary                                      Vice President and Treasurer

	ARTICLES SUPPLEMENTARY
	TO THE
	ARTICLES OF INCORPORATION
	OF
	GABELLI EQUITY SERIES FUNDS, INC.

Gabelli Equity Series Funds, Inc., a Maryland corporation, having its principal office at One Corporate Center, Rye, New York 10580 (the "Corporation"), certifies as follows:

FIRST:	(a)  The total number of shares of the capital stock which the
Corporation has authority to issue is one billion (1,000,000,0000) shares of stock, with a par value of $0.001 per Share with an aggregate par value of $1,000,000.00. Such one billion (1,000,000,000) shares of capital stock have been allocated to the following classes in the following amounts: five-hundred million (500,000,000) of the authorized shares of stock have been allocated to a separate class designated as "The Gabelli Small Cap Growth Fund Stock"; and five-hundred million (500,000,000) of the authorized shares of stock have been allocated to a separate class designated as "The Gabelli Equity Income Fund Stock." Pursuant to articles of amendment filed by the Corporation on January 28, 2000, all of the issued and outstanding shares of the Corporation's The Gabelli Small Cap Growth Fund Stock were reclassified and designated as shares of The Gabelli Small Cap Growth Fund Class AAA Stock, a sub-series of shares of the Corporation's class designated as The Gabelli Small Cap Growth Fund Stock, and all of the issued and outstanding shares of the Corporation's The Gabelli Equity Income Fund
Stock were reclassified and designated as shares of The Gabelli Equity
Income Fund Class AAA Stock, a sub-series of shares of the Corporation's class designated as The Gabelli Equity Income Fund Stock.


SECOND: The Board of Directors of the Corporation, at a meeting held on March 7, 1999, adopted resolutions reclassifying and designating authorized but unissued shares of capital stock of The Gabelli Equity Income Fund Stock into distinct sub-series of that class as follows: one-hundred million (100,000,000) shares of the authorized but unissued shares of capital stock of The Gabelli Equity Income Fund Stock have been reallocated to a separate sub-series of the class and are designated as "The Gabelli Equity Income
Fund Class A Stock" (the "Class A Shares"), one-hundred million (100,000,000) shares of the authorized but unissued shares of capital stock of The Gabelli Equity Income Fund Stock have been reallocated to a separate sub-series of the class and are designated as "The Gabelli Equity Income Fund Class B Stock" (the "Class B Shares"), one-hundred million (100,000,000) shares of the authorized but unissued shares of capital stock of The Gabelli Equity Income Fund Stock have been reallocated to a separate sub-series of the class and are designated as "The Gabelli Equity Income Fund Class C Stock" (the "Class
C Shares") and the balance of the authorized but unissued shares of capital stock of The Gabelli Equity Income Fund Stock shall be reallocated to the sub-series of The Gabelli Equity Income Fund Stock class which has been previously designated as "The Gabelli Equity Income Fund Class AAA Stock"
(the "Class AAA Shares").  The Class A Shares, Class B Shares, Class C
Shares and Class AAA Shares constitute separate and distinct sub-series of The Gabelli Equity Income Fund Stock, notwithstanding the fact that the word "class" instead of "series" or "sub-series" appears in the title designating each such sub-series.

THIRD:   The Class A Shares, Class B Shares and Class C Shares, together with the Class AAA Shares and any other sub-series of capital stock of the Corporation designated as a sub-series of The Gabelli Equity Income
Fund Stock in the future shall represent interests in the portfolio of assets attributable to the Gabelli Equity Income Fund Stock class, which assets shall be allocated to each of the foregoing sub-series in accordance with Article (V) of the Corporation's Charter and which assets shall be charged with the liabilities of the Corporation with respect to the class and each such sub-series in accordance with Article (V) of the Corporation's Charter. The Class A Shares, Class B Shares and Class C Shares shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption applicable to shares of The Gabelli Equity Income Fund Stock class and sub-series thereof, all as set forth in the Charter of the Corporation except for the differences hereinafter set forth:


1. (a)	Except as provided below with respect to Class B Shares of the type referenced in clauses (i) and (ii) of subparagraph (b) hereof, each Class B Share shall be converted automatically, and without any action or choice on the part of the holder thereof, into a Class A Share (or into a share of such other class or sub-series which may be created pursuant to subparagraph
(e) hereof) on the Conversion Date. The term "Conversion Date" means, with respect to each Class B Share, the first business day of the eighty-fifth calendar month following the calendar month in which such Class B Share was issued; provided, however, that, subject to the provisions of the next sentence, for any Class B Shares acquired through an exchange, or through a series of exchanges, as permitted by the Corporation and as provided in the Prospectus of the Corporation relating to the Class B Shares (the "Prospectus"), from another investment company or another class or sub-series of shares (including the Class B Shares) of the Corporation (an "Eligible Investment Company"), the Conversion Date shall be the conversion date applicable to the shares of the Eligible Investment Company originally subscribed for in lieu of the Conversion Date of any shares acquired through exchange if such Eligible Investment Company issuing the Share originally subscribed for had a similar conversion feature, but not later than the Conversion Date determined as provided above. For the purpose of calculating the holding period required for conversion, the date of issuance of a Class
B Share shall mean (i) in the case of a Class B Share obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such Class B Share, or (ii) in the case of a Class B Share obtained by the holder thereof through an exchange, or through a series of exchanges, from an Eligible Investment Company, the date of issuance of the share of the Eligible Investment Company to which the holder originally subscribed plus the number of days, if any, that such share had been exchanged for, and was held as, shares of an Eligible Investment Company that holds itself out as a money market fund pursuant to Rule 2a-7 under the 1940 Act.

(b) Each Class B Share (i) purchased through automatic reinvestment of a Dividend with respect to that Class B Share or the corresponding class or sub-series of any other investment company or of any other class or sub-series of the Corporation issuing such class or sub-series of shares, or
(ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for Shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to Shares of an Eligible Investment Company, shall be segregated in a separate sub-account on the Share records of the Corporation for each of the holders thereof. On any Conversion Date, a number of the Class B Shares held in the separate sub-account of the holder, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof). The number of the Class B Shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of Shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of Shares of the holder converted on the Conversion Date pursuant to paragraph (2)(a) hereof bears to the total number of Class B Shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the Shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors in accordance with a Multi-Class Plan adopted pursuant to rules and regulations of the Securities and Exchange Commission and set forth in the Prospectus.

(c) The number of Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) into which a Class B Share is converted pursuant to paragraphs 2(a) and 2(b) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of such Class B Share for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) for purposes of sales and redemption thereof on the Conversion Date.

(d) On the Conversion Date, the Class B Shares converted into Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) will no longer be deemed outstanding and the rights of the holders thereof will cease, except the right to (i) receive the number of Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) into which such Class B Shares have been converted and (ii) receive declared but unpaid Dividends that have been declared as to Class B Shares held as of a record date occurring on or before the Conversion Date and (iii) vote converting Class B Shares held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date).

(e)  The automatic conversion of the Class B Shares into Class A Shares
(or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof), as set forth in paragraphs 2(a) and 2(b) hereof, may also be suspended by action of the Board of Directors, by resolution making specific reference to this provision, at any time that the Board of Directors determines such suspension to be required under applicable law or in the exercise of their fiduciary duties; provided, however, that if the Board of Directors determines that the suspension is likely to continue more than 120 days, the Board of Directors shall create one or more additional classes or one more sub-series of an existing or additional class or classes of shares, and a sufficient number thereof, into which Class B Shares may be converted under the rules of the Securities and Exchange Commission and other applicable law. If the Board of Directors creates an additional class or sub-series of a class of shares into which the Class B Shares will thereafter be convertible hereunder, the Board shall file articles supplementary creating such class or sub-series of shares and such articles supplementary shall indicate that the shares being created thereby have been created pursuant to this provision of these Articles Supplementary.


(f) Notwithstanding the foregoing, if any amendment to a plan of distribution relating to the Class A Shares that would increase materially the amount to be borne by the Corporation in respect of the Class A Shares under such plan of distribution is proposed, no Class B Shares shall thereafter convert into Class A Shares until the holders of Class B Shares shall have approved the proposed amendment.

2. When Class B Shares or Class C Shares are redeemed by the holder thereof or the Corporation, such shares may be redeemed at a redemption price equal to the net asset value per share of the sub-series less the deduction of a contingent deferred sales charge from the proceeds of any redemption thereof in amounts and for time periods as may be determined by the Board of Directors from time to time and set forth in the Prospectus covering such sub-series.

FOURTH: The Class A Shares, Class B Shares and Class C Shares have been classified by the Board of Directors as distinct sub-series of The Gabelli Equity Income Fund Stock pursuant to authority contained in the Charter of the Corporation.

IN WITNESS WHEREOF, Gabelli Equity Series Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf on this 28th day of January, 2000 by its Vice President and Treasurer, who acknowledges that these Articles Supplementary are the act of Gabelli Equity Series Funds, Inc. and that to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained herein are true in all material respects.

ATTEST:		GABELLI EQUITY SERIES FUNDS, INC.



/s/James E. McKee            By:/s/Bruce N. Alpert    (SEAL)
James E. McKee                     Bruce N. Alpert
Secretary                    Vice President and Treasurer


	ARTICLES SUPPLEMENTARY
	TO THE
	ARTICLES OF INCORPORATION
	OF
	GABELLI EQUITY SERIES FUNDS, INC.

Gabelli Equity Series Funds, Inc., a Maryland corporation, having its principal office at One Corporate Center, Rye, New York 10580 (the "Corporation"), certifies as follows:

FIRST:	(a)  The total number of shares of the capital stock which the
Corporation has authority to issue is one billion (1,000,000,0000) shares of stock, with a par value of $0.001 per Share with an aggregate par value of $1,000,000.00. Such one billion (1,000,000,000) shares of capital stock have been allocated to the following classes in the following amounts: five-hundred million (500,000,000) of the authorized shares of stock have been allocated to a separate class designated as "The
Gabelli Small Cap Growth Fund Stock"; and five-hundred million (500,000,000) of the authorized shares of stock have been allocated to a separate class designated as "The Gabelli Equity Income Fund Stock." Pursuant to articles of amendment filed by the Corporation on January 28, 2000, all of the issued and outstanding shares of the Corporation's The Gabelli Small Cap Growth Fund Stock were reclassified and designated as shares of The Gabelli Small Cap Growth Fund Class AAA Stock, a sub-series of shares of the Corporation's class designated as The Gabelli Small Cap Growth Fund Stock, and all of the issued and outstanding shares of the Corporation's The Gabelli Equity Income Fund Stock were reclassified and designated as shares of The Gabelli Equity Income Fund Class AAA Stock, a sub-series of shares of the Corporation's class designated as The Gabelli Equity Income Fund Stock.


SECOND: The Board of Directors of the Corporation, at a meeting held on March 7, 1999, adopted resolutions reclassifying and designating authorized but unissued shares of capital stock of The Gabelli Small Cap Growth Fund Stock into distinct sub-series of that class as follows: one-hundred million (100,000,000) shares of the authorized but unissued shares of capital stock of The Gabelli Small Cap Growth Fund Stock have been reallocated to a separate sub-series of the class and are designated as "The Gabelli Small Cap Growth Fund Class A Stock" (the "Class A Shares"), one-hundred million (100,000,000) shares of the authorized but unissued shares of capital stock of The Gabelli Small Cap Growth Fund Stock have been reallocated to a separate sub-series of the class and are designated as "The Gabelli Small Cap Growth Fund Class
B Stock" (the "Class B Shares"), one-hundred million (100,000,000) shares of the authorized but unissued shares of capital stock of The Gabelli Small Cap Growth Fund Stock have been reallocated to a separate sub-series of the class and are designated as "The Gabelli Small Cap Growth Fund Class C
Stock" (the "Class C Shares") and the balance of the authorized but unissued shares of capital stock of The Gabelli Small Cap Growth Fund
Stock shall be reallocated to the sub-series of The Gabelli Small Cap
Growth Fund Stock class which has been previously designated as "The
Gabelli Small Cap Growth Fund Class AAA Stock" (the "Class AAA Shares").
The Class A Shares, Class B Shares, Class C Shares and Class AAA Shares constitute separate and distinct sub-series of The Gabelli Small Cap Growth Fund Stock, notwithstanding the fact that the word "class" instead of "series" or "sub-series" appears in the title designating each such sub-series.

THIRD:   The Class A Shares, Class B Shares and Class C Shares, together with the Class AAA Shares and any other sub-series of capital stock of the Corporation designated as a sub-series of The Gabelli Small Cap Growth Fund Stock in the future shall represent interests in the portfolio of assets attributable to the Gabelli Small Cap Growth Fund Stock class, which assets shall be allocated to each of the foregoing sub-series in accordance with Article (V) of the Corporation's Charter and which assets shall be charged with the liabilities of the Corporation with respect to the class and each such sub-series in accordance with Article (V) of the Corporation's Charter. The Class A Shares, Class B Shares and Class C Shares shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption applicable to shares of The Gabelli Small Cap Growth Fund Stock class and sub-series thereof, all as set forth in the Charter of the Corporation except for the differences hereinafter set forth:


3. (a)	Except as provided below with respect to Class B Shares of the type referenced in clauses (i) and (ii) of subparagraph (b) hereof, each Class B Share shall be converted automatically, and without any action or choice on the part of the holder thereof, into a Class A Share (or into a share of such other class or sub-series which may be created pursuant to subparagraph
(e) hereof) on the Conversion Date. The term "Conversion Date" means, with respect to each Class B Share, the first business day of the eighty-fifth calendar month following the calendar month in which such Class B Share was issued; provided, however, that, subject to the provisions of the next sentence, for any Class B Shares acquired through an exchange, or through a series of exchanges, as permitted by the Corporation and as provided in the Prospectus of the Corporation relating to the Class B Shares (the "Prospectus"), from another investment company or another class or sub-series of shares (including the Class B Shares) of the Corporation(an "Eligible Investment Company"), the Conversion Date shall be the conversion date applicable to the shares of the Eligible Investment
Company originally subscribed for in lieu of the Conversion Date of any shares acquired through exchange if such Eligible Investment Company issuing the Share originally subscribed for had a similar conversion feature, but not later than the Conversion Date determined as provided above. For the purpose of calculating the holding period required for conversion, the date of issuance of a Class B Share shall mean (i) in the case of a Class B Share obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such Class B Share, or (ii) in the case of a Class B Share obtained by the holder thereof through an exchange, or through a series of exchanges, from an Eligible Investment Company, the date of issuance of the share of the Eligible Investment Company to which the holder originally subscribed plus the number of days, if any, that such share had been exchanged for, and was held as, shares of an Eligible Investment Company that holds itself out as a money market fund pursuant to Rule 2a-7 under the 1940 Act.

(b) Each Class B Share (i) purchased through automatic reinvestment of a Dividend with respect to that Class B Share or the corresponding class or sub-series of any other investment company or of any other class or sub-series of the Corporation issuing such class or sub-series of shares, or
(ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for Shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to Shares of an Eligible Investment Company, shall be segregated in a separate sub-account on the Share records of the Corporation for each of the holders thereof. On any Conversion Date, a number of the Class B Shares held in the separate sub-account of the holder, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof). The number of the Class B Shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of Shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of Shares of the holder converted on the Conversion Date pursuant to paragraph (2)(a) hereof bears to the total number of Class B Shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the Shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors in accordance with a Multi-Class Plan adopted pursuant to rules and regulations of the Securities and Exchange Commission and set forth in the Prospectus.

(c) The number of Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) into which a Class B Share is converted pursuant to paragraphs 2(a) and 2(b) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of such Class B Share for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) for purposes of sales and redemption thereof on the Conversion Date.

(d) On the Conversion Date, the Class B Shares converted into Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) will no longer be deemed outstanding and the rights of the holders thereof will cease, except the right to (i) receive the number of Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) into which such Class B Shares have been converted and (ii) receive declared but unpaid Dividends that have been declared as to Class B Shares held as of a record date occurring on or before the Conversion Date and (iii) vote converting Class B Shares held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date).

(e) The automatic conversion of the Class B Shares into Class A Shares
(or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof), as set forth in paragraphs 2(a) and 2(b) hereof, may also be suspended by action of the Board of Directors, by resolution making specific reference to this provision, at any time that the Board of Directors determines such suspension to be required under applicable law or in the exercise of their fiduciary duties; provided, however, that if the Board of Directors determines that the suspension is likely to continue more than 120 days, the Board of Directors shall create one or more additional classes or one more sub-series of an existing or additional class or classes of shares, and a sufficient number thereof, into which Class B Shares may be converted under the rules of the Securities and Exchange Commission and other applicable law. If the Board of Directors creates an additional class or sub-series of a class of shares into which the Class B Shares will thereafter be convertible hereunder, the Board shall file articles supplementary creating such class or sub-series of shares and such articles supplementary shall indicate that the shares being created thereby have been created pursuant to this provision of these Articles Supplementary.

(f) Notwithstanding the foregoing, if any amendment to a plan of distribution relating to the Class A Shares that would increase materially the amount to be borne by the Corporation in respect of the Class A Shares under such plan of distribution is proposed, no Class B Shares shall thereafter convert into Class A Shares until the holders of Class B Shares shall have approved the proposed amendment.

4. When Class B Shares or Class C Shares are redeemed by the holder thereof or the Corporation, such shares may be redeemed at a redemption price equal to the net asset value per share of the sub-series less the deduction of a contingent deferred sales charge from the proceeds of any redemption thereof in amounts and for time periods as may be determined by the Board of Directors from time to time and set forth in the Prospectus covering such sub-series.

FOURTH: The Class A Shares, Class B Shares and Class C Shares have been classified by the Board of Directors as distinct sub-series of The Gabelli Small Cap Growth Fund Stock pursuant to authority contained in the Charter of the Corporation.

IN WITNESS WHEREOF, Gabelli Equity Series Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf on this 28th day of January, 2000 by its Vice President and Treasurer, who acknowledges that these Articles Supplementary are the act of Gabelli
Equity Series Funds, Inc. and that to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained herein are true in all material respects.

ATTEST:		GABELLI EQUITY SERIES FUNDS, INC.



/s/James E. McKee		By:/s/Bruce N. Alpert	 (SEAL)
James E. McKee      			Bruce N. Alpert
Secretary			Vice President and Treasurer


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